Exhibit 10.49

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made to be effective as of September 1, 2002, by and between WALSTIB, L.P., a Delaware limited partnership (“Landlord”), and PFAB, LP, a Texas limited partnership (“Tenant”).

RECITALS

A.Landlord and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Lease”) regarding certain premises (the “Premises”) located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Lease.

B.Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Lease to Tenant.

C.Pursuant to that certain Guaranty of Lease (the “Original Guaranty”), Bruce K. Montgomery and Darlene M. Ryan guaranteed the obligations of Tenant under the Lease, subject to certain limitations set forth in said Original Guaranty.

D.Landlord and Tenant have agreed to amend the Lease as hereinafter set forth, and Darlene M. Ryan has agreed to execute a new guaranty of Tenant’s obligations under the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, Landlord and Tenant agree as follows:

1.Defined Terms.  All capitalized terms not defined herein shall have the meanings set forth for such terms in the Lease.

2.Expansion of Premises.  Landlord and Tenant agree that the Premises shall be expanded to include the space comprised of approximately 50,000 rentable square feet in Building A of the Industrial Center that is denoted on Exhibit A attached hereto and made a part hereof (and herein referred to) as the “Expansion Space”.  Tenant acknowledges that Tenant has inspected the Expansion Space and agrees to accept the Expansion Space in “as is” condition.

3.Term.  Landlord and Tenant agree that the Expiration Date of the term of the Lease shall be November 30, 2010 (rather than October 31, 2006).

4.Base Rent:  Landlord and Tenant agree that the Base Rent shall be as follows:

Monthly
Months	Base Rent
September 1, 2002 —March 31, 2003	$31,900.60
April 1, 2003 — April 30, 2003	$45,962.50

May 1, 2003 — October 31, 2004	$49,608.33
November 1, 2004 — October 31, 2005	$52,835.00
November 1, 2005 — March 31, 2008	$54,301.66
April 1, 2008 — November 30, 2010	$56,697.50

5.Adjustment in Tenant’s Share.  As used in the Lease, the term “Building” shall refer to Building A and Building B.  Landlord and Tenant agree that, as a result of adding the Expansion Space to the Premises, Tenant’s Share is as follows:

(a)	Industrial Park	43.8%
(b)	Building A	49.5%
(c)	Building B	38.7%

6.Refurbishment Allowance.  On December 1, 2005, Landlord shall provide to Tenant an allowance (the “Refurbishment Allowance”) of Two Hundred Fifty Thousand Dollars ($250,000) to be used by Tenant to design and construct improvements in the Premises; provided, however, that Landlord shall have no obligation to provide the Refurbishment Allowance if at such time (a) Tenant is the subject of a bankruptcy proceeding or any other insolvency proceeding, or (b) Tenant is in Default, or any circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a Default.  All improvements constructed with the Refurbishment Allowance shall be subject to the provisions of the Lease governing alterations to the Premises, and, unless waived in writing by Landlord, Trammell Crow Dallas Fort Worth (or its designee) shall serve as the construction manager for such improvements.  The Refurbishment Allowance shall be used only for payment of the following:  (i) costs, including professional fees, of the architect and other design and planning costs in connection with tenant improvements constructed in the Premises; (ii) the costs of labor and material associated with the construction of the tenant improvements in the Premises; and (iii) a fee equal to four percent (4%) of the sum of all design, planning and construction costs associated with the construction of the tenant improvements in the Premises, unless Landlord has waived in writing the requirement that Trammell Crow Dallas Fort Worth (or its designee) serve as construction manager, in which event no fee shall be owed.  Landlord shall have the right to require, as a condition to any disbursement of any portion of the Refurbishment Allowance requested by Tenant, that Tenant provide Landlord copies of invoices and/or similar evidence that the requested disbursement is for one of the purposes set forth in the foregoing clauses (i), (ii) or (iii).  In no event shall Landlord have any obligation to make any disbursement of the Refurbishment Allowance requested after May 1, 2006, it being agreed that after such date any unused portion of the Refurbishment Allowance shall be deemed forfeited by Tenant.  Each payment of the Refurbishment Allowance shall be made within thirty (30) days after Landlord has received a request therefor together with all other documents reasonably required by Landlord.

7.Right of First Offer.  Tenant shall have a right of first offer with respect to the space in Building A shown on Exhibit B attached hereto and made a part hereof (the “Offered Space”), under the following terms and conditions:

(a)Subject to the provisions of Section 7(d) below, if at any time during the term of the Lease any lease for any portion of the Offered Space shall expire and if Landlord intends to market the Offered Space to prospects for lease with third parties (a

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“Proposed Tenant”) other than the tenant then occupying such space (or its affiliates), Landlord shall first allow Tenant the right to include the Offered Space within the Premises.

(b)Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “Offer Notice”) which notice shall designate the space being offered and shall specify the terms for such Offered Space that Landlord intends to submit to prospective tenants in an effort to market the Offered Space.  Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant.  Time shall be of the essence with respect to the giving of Tenant’s Notice.  If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions hereof with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation whatsoever respect to such space.  In order to send the Offer Notice, Landlord does not need to have negotiated a lease with any particular Proposed Tenant but may merely have determined on what basis it will market the Offered Space to Proposed Tenants.  Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

(c)Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.  In addition, if Landlord desires to lease more than just the Offered Space to one tenant.  Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(d)If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to any Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Offer Notice.

(e)Tenant shall not have the benefit of the foregoing right of first offer if Tenant is in Default at the time the Offer Notice is to be sent, or if at such time any circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a Default.  The period of time Tenant’s right of first offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such right because of the provisions of this paragraph.

8.Option to Extend.  The addendum to the Lease captioned “Option to Extend’ Addendum” is hereby deleted in its entirety.  Landlord hereby grants to Tenant the options to extend the term of this Lease for the periods (the “Option Periods”) (1) from December 1, 2010 to November 30, 2015, and (2) from December 1, 2015 to November 30, 2020, under the following terms and conditions.

(a)In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by no later than twenty four

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(24) months prior to the date (the “Last Exercise Date”) that the applicable Option Period would commence, but not earlier than thirty (30) months prior to the date that the applicable Option Period would commence.  If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.  The renewal options may only be exercised consecutively.  Failure to exercise an option terminates that option and all subsequent options.  Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.  Upon the exercise of an option to extend, both parties shall execute an amendment to the Lease evidencing the renewal thereof and setting forth the new Base Rent (as determined pursuant to Section 8(c) below) no later than eighteen (18) months prior to the date that the applicable Option Period would commence.

(b)Tenant shall have no right to exercise an option (i) if Tenant is in Default.  or (ii) if during the twelve (12) month period immediately preceding the exercise of the option, three (3) or more Defaults have occurred which were not cured within any applicable notice or grace period.  The period of time within which an option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an option because of the provisions of this paragraph.

(c)If an option to extend is exercised, all of the terms and conditions of this Lease shall apply, except that (i) Landlord shall not be required to grant any allowance or perform any tenant improvement work in the Premises, and (ii) for each Option Period, Base Rent shall be adjusted to equal fair market rent.  After an option to renew is exercised, Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Option Period.  If agreement cannot be reached within thirty (30) days, then Landlord and Tenant shall each, no later than sixty (60) days after the date of exercise of the option, make a reasonable determination of the fair market rental for the Premises for the applicable Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)No later than ninety (90) days after the option to renew is exercised, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator.  The two arbitrators so appointed shall, no later then one hundred twenty (120) days after the option to renew is exercised, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

(ii)The three arbitrators, acting by a majority, shall no later then one hundred fifty (150) days after the option to renew is exercised, determine the actual fair market rental for the Premises for the Option Period.  The decision of a majority of the arbitrators shall be binding on the parties.  The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

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(iii)If either of the parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

(iv)The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

(d)The renewal options set forth herein are personal to Tenant, cannot be assigned or exercised by anyone other than Tenant and only while Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting.

9.Guaranty.  Concurrently with the execution hereof, Tenant shall cause Darlene M. Ryan to execute and deliver to Landlord a guaranty in the form of Exhibit C attached hereto and made a part hereof, which shall supersede the Original Guaranty.

10.Commission Agreement.  Attached hereto as Exhibit D is a copy of the Commission Agreement (herein so called) executed between Landlord, as “Owner,” and Fobare Commercial, as “Agent,” in connection with the Lease.  The Commission Agreement shall remain in full force and effect, except that in connection with this Amendment (and this Amendment only) the compensation paid to Agent shall be as set forth on Exhibit E attached hereto.  The Commission Agreement, as modified with respect to this Amendment only in the manner described on Exhibit E, shall be deemed included as a provision of this Lease in compliance with Section 62.022 of the Texas Property Code.

11.Counterparts.  The parties may execute this Amendment in any number of counterparts with the same effect as if all parties to this Amendment had signed the same document.

12.Governing Law.  The Lease, as amended hereby, shall be governed and construed in accordance with the laws of the State of Texas.

13.Continued Effect.  The Lease, as amended hereby, is ratified and confirmed and shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment to be effective as of the day and year first above written.

Landlord:		Tenant:

WALSTIB, L.P.		PFAB, L.P.
a Delaware limited partnership		a Texas limited partnership

By:	AMB Property, L.P.	By:	PharmaFab Texas, LLC,
	a Delaware limited partnership		a Texas limited liability company
	Its sole general partner		Its General Partner

	By:		By:
	Name: Doug McGregor		Darlene M. Ryan, Manager
Its Vice President

Date of Execution:		Date of Execution:

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Exhibit A

Expansion Space

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Exhibit B

Offered Space

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Exhibit C

GUARANTY OF LEASE

This Guaranty of Lease (this “Guaranty”) is made to be effective as of September 1, 2002, by DARLENE M. RYAN (“Guarantor”) for the benefit of WALSTIB, L.P., a Delaware limited partnership (“Landlord”).

A.Landlord and PharmaFab, Inc., a Texas corporation (“PharmaFab”), entered into that certain Commercial Lease Agreement dated on or about June 29, 1999, and having a Commencement Date as of October 25, 1999 (as same may have been amended and assigned, the “Original Lease”) regarding certain premises located at 360 Riverside Business Center in the City of Grand Prairie, Tarrant County, Texas, as more particularly described in the Original Lease.

B.Pursuant to that certain Assignment of Lease dated on or about June 29, 1999, to be effective as of July 1, 1999, PharmaFab assigned its right, title and interest in the Original Lease to PFab, LP, a Texas limited partnership (“Tenant”).

C.Pursuant to that certain Guaranty of Lease (the “Original Guaranty”), Bruce K. Montgomery (“Montgomery”) and Guarantor guaranteed the obligations of Tenant under the Original Lease, subject to certain limitations set forth in said Original Guaranty.

D.Landlord would not have executed the Original Lease if Montgomery and Guarantor had not executed and delivered the Original Guaranty to Landlord.

E.Landlord and Tenant have entered into that certain First Amendment to Lease of even date herewith (the “First Amendment”) providing for, among other things, the expansion of the premises demised by Landlord to Tenant (the Original Lease, as amended by the First Amendment, being herein referred to as the “Lease”).

F.In connection with the First Amendment, Guarantor (who owns an interest in Tenant) has agreed to execute and deliver to Landlord, and Landlord has agreed to accept, this Guaranty as a replacement of the Original Guaranty, it being understood that Landlord is not willing to execute the First Amendment if Guarantor does not execute and deliver this Guaranty to Landlord.

NOW THEREFORE, in consideration of the execution of the First Amendment by Landlord and as a material inducement to Landlord to execute the First Amendment:

1.Guarantor hereby unconditionally and irrevocably guarantees the prompt payment by Tenant of all rents and all other sums payable by Tenant under the Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of the Lease to be kept and performed by Tenant.

2.The terms of the Lease may, without the consent of or notice to Guarantor, be modified by Landlord and Tenant or by a course of conduct and this Guaranty shall guarantee the performance of said Lease as so modified.  The Lease may be assigned by Landlord or any assignee of Landlord without consent or notice to Guarantor.

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3.This Guaranty shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity.

4.No notice of default need be given to Guarantor.  The guaranty of the undersigned is a continuing guaranty under which Landlord may proceed immediately against Tenant and/or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have against Tenant under the terms of the Lease or at law or in equity.

5.Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor.

6.Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) any right to require Landlord to proceed against Tenant or any other person or entity liable to Landlord, (d) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease, (e) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, and (f) any right of subrogation.

7.Guarantor does hereby subrogate all existing or future indebtedness of Tenant to such Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

8.If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

9.The obligations of Tenant under the Lease to execute and deliver estoppel certificates and financial statements shall be deemed to also require Guarantor to do and provide the same.

10.The term “Landlord” refers to and means the Landlord named in the Lease and also Landlord’s successors and assigns.  So long as Landlord’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

11.The term “Tenant” refers to and means the Tenant named in the Lease and also Tenant’s successors and assigns.

12.In the event any action be brought by said Landlord against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

13.Provided Tenant has not had an uncured Default as described in the Lease, as of October 25, 2002, the liability of Guarantor hereunder shall be limited to the sum of $760,000.00.  If no uncured Default has occurred under the Lease as of October 25, 2004, then this Guaranty

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shall terminate.  It is agreed that if a Default occurs under the Lease which continues beyond the expiration of any applicable grace or cure period, Landlord may condition its acceptance of any cure of such Defauit upon keeping this Guaranty in effect.

14.This Guaranty shall supersede the Original Guaranty in its entirety, it being specifically agreed that Montgomery shall no longer have any liability as a guarantor of the Lease.

Executed to be effective as of the date and year first above written.

“GUARANTOR”

Darlene M. Ryan
Executed at:
Address:

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on August __ 2002, by DARLENE M. RYAN.

Notary Public - State of Texas

[Seal]	My Commission Expires:

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Exhibit D

Copy of Commission Agreement

COMMISSION AGREEMENT BETWEEN

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

AND

FOBARE COMMERCIAL

THIS CONTRACT OF AGREEMENT, entered into by and between Walstib, L.P., a Delaware limited partnership hereinafter referred to as “Owner,” and Fobare Commercial hereinafter referred to as “Agent.”

W I T N E S S E T H:

Agent has assisted or is assisting Owner in negotiating and consummating a Lease Agreement between Owner and PharmaFab, Inc., hereinafter referred to as “Prospect,” covering an approximate 44,000 square foot facility located at (in) 360 Riverside Business Park (Building B) (the “Project”) for a term of 84 months beginning June 1, 1999 with rentals being due to Owner as therein provided, to which lease reference is hereby made, and the same is hereby incorporated herein for all purposes; and

Agent and Owner hereby and herein desire to agree upon a commission to which Agent shall be entitled for such services based on rentals actually received by Owner, as hereinafter provided.

It is mutually agreed as follows:

1. REGISTRATION

a.Registration of the Prospect requires either (a) this Registration Letter from Agent naming the Prospect and a face-to-face meeting with a decision maker representing the Prospect or (b) a duly executed and authorized letter from the Prospect designating Agent as its exclusive Agent.

b.This Registration and Agreement is effective for sixty (60) days after the date hereof and may be extended for another sixty (60) days if the Agent shows evidence satisfactory to Owner that Agent is actively pursuing the execution of a Lease Agreement between Owner and the Prospect.

c.If at any time following the registration of the Prospect pursuant to (a) or (b) above, Agent loses control of the Prospect as evidenced by a letter from the Prospect designating some other Agent as the Prospect’s Agent, then upon notification of such event to Agent by Owner, this Registration Letter and Commission Agreement shall become null and void.

d.Agent has satisfied the aforesaid initial registration requirements of Owner and accordingly Owner agrees to recognize PharmaFab, Inc. as Agent’s Prospect and agrees to pay

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a commission to Agent if a lease of space of the Project is consummated between the Prospect and Owner during the term of this Agreement.

2. CASH COMMISSION

a.Primary Term.  (1) If Agent requests a front-end cash-out of commission obligation hereunder, and if Prospect in Owner’s opinion has sufficient credit to meet all of Prospect’s obligations under the lease, Owner shall, as set forth in d. below, pay Agent as the Commission hereunder four and one-half percent (4-1/2%) of the total Rentals as hereafter payable for the entire initial term of the lease up to ten (10) years.  Financial statements and other information necessary to determine credit risk are to be provided by Agent.

b.Renewal.  If Agent requests a front-end cash-out of the commission obligation hereunder with respect to a renewal option contained in the lease which has been duly exercised, and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease during the renewal term, Owner shall pay Agent the then prevailing market commission for a renewal, based upon the total Rentals payable for the renewal term, up to ten (10) years, providing that Agent is instrumental in assisting Owner in obtaining such renewal.

c.Expansion.  If Agent requests a front-end cash-out of the commission obligation hereunder with respect to an Option to Expand contained in the Lease Agreement which has been duly exercised prior to the termination of the Lease Agreement and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease as so expanded, Owner may pay Agent a commission of four and one-half percent (4-1/2%) of the total Rentals payable for the expansion space providing that Agent is instrumental in assisting Owner in obtaining such expansion.

d.Time of Payment.  (1) Initial Term.  One-half (1/2) upon execution of the lease by Owner and Prospect, delivery thereof to both parties and receipt by Owner of first full month’s rent and any security deposit; and the balance upon occupancy by Prospect, delivery to Owner of satisfactory commencement letter executed by Prospect.  In addition, no payment shall be payable until contingencies relating to the actual consummation or cancellation of the agreement by Prospect (including but not limited to contingencies regarding zoning, restrictive covenants, permitting, plan approvals and finish cost limits) are satisfactorily eliminated by the parties to the Lease Agreement.  In addition for Build-to-Suit facilities no commission will be payable until Owner has received interim financing for the project.

(2)Renewal Term.  If a renewal commission is due pursuant to Paragraph 2.b. above, the commission shall be payable upon written exercise of the renewal option and payment of the rental for the first full month of the renewal term.

e.Cancellation.  Notwithstanding the above provisions, where Prospect individually or Prospect and Owner, jointly, have the right to cancel the lease, a commission shall only be paid to Agent for the period up to the date on which the lease may be canceled.  If the lease is not then canceled, Owner shall pay the balance of the commission due for the remainder of the period covered under the lease at the time the Prospect’s right to cancel expires, provided Prospect remains in occupancy of the space and is not in default under the Lease.

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f.New Lease.  In the event Agent furnishes Owner written authorization to represent Prospect and negotiates and consummates a new Lease Agreement between Owner and Prospect covering an expansion or relocation facility, Owner shall pay Agent a commission based on the above provisions for the expansion or relocation premises, but Agent’s commission under the original Lease Agreement shall be terminated as of the commencement date of the new Lease Agreement and any unearned commission paid to the Agent with respect to the original Lease Agreement shall be netted out of commission payable for the new Lease Agreement.

3. GENERAL

a.Sale of Premises.  In the event of sale of the premises and assignment of the Lease Agreement by Owner, Owner agrees to provide a copy of this Commission Agreement to the Purchaser and to use its reasonable efforts to obtain from the purchaser or assignee an agreement whereby such purchaser or assignee assumes the obligation to pay to Agent under the terms and provisions hereof, and Owner shall be released from all liability for all future payments of commissions as may thereafter become due under this agreement.

b.Definitions.  “Rentals” shall mean the base monthly cash rent, and shall not include any amounts payable by Prospect to Owner for reimbursement of costs and expenses passed through to Prospect, such as real estate taxes, insurance premiums, utilities, janitorial and common area maintenance, or any operating expense escalations or amortization of tenant finish costs above Owner’s building standard allowance.

In addition rentals shall be reduced by the cost of any lease takeover obligations to Owner, free rent or other considerations by Owner to the benefit of Prospect, whether agreed to in the Lease Agreement or other written instrument.  Rentals for the purposes of this Commission Agreement, does not include that portion of Prospect’s payments that relate to costs to Owner that are separately amortized because the cost of such improvements are above Owner’s building standard allowance, relate to extraordinary items or otherwise would not be considered within the ordinary course of rental payments in an industrial facility.

c.Binding Effect.  Except as otherwise herein provided, all rights and obligations hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and personal representatives of the Owner and Agent.

d.Entire Agreement.  Except as expressly herein provided, Owner shall have no obligation to pay, and Agent shall have no right to receive, any commission or other payment with respect to the Lease or any transactions between Owner and Prospect, unless such right or obligation is set forth in writing and signed by Owner and Prospect after the date hereof.

e.Acceptance.  This agreement is intended to be an offer, and if not accepted and returned to Owner in writing within three business days from the date hereon, it is hereby withdrawn.  If not received by said date, this offer is null and void.  This Agreement is not valid unless fully signed by both Owner and Agent.

f.Owner’s Interest.  Broker shall look solely to Owner’s interest in the Project for the recovery of any judgement against Owner for failure to perform under this Agreement, and Owner

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(and Its partners, shareholders and agents) shall not be personally liable for any such judgement therefore.

EXECUTED BY OWNER this ___________ day of _______________, 1999.

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	WALSTIB Venture, L.L.C., a Delaware limited liability company
Its sole general partner

By:	TCDFW Development, Ltd., a Texas limited partnership
Its Administrative Member

By:	Trammell Crow DFW Development, Inc., a Delaware corporation
Its sole general partner

By:

Its:	Executive Vice President

Telephone:	(214) 979-6180

Facsimile:	(214) 979-6355

Executed At:	2200 Ross Avenue, Suite 3700

On:

EXECUTED BY AGENT this _________ day of _________, 1999.

FOBARE COMMERCIAL

By:
Title:

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Exhibit E

Payment of Commission with Respect to this Amendment Only

1.Capitalized terms used in this exhibit which are not defined in the Amendment to which this exhibit is attached shall have the same meanings attributed to such terms in the Commission Agreement.  Upon the execution of the Amendment by Landlord and Tenant, Agent shall be paid, in full, the commission due to Agent by reason of the existence of the Amendment.

2.The foregoing timing of the payment due to Agent applies only with respect to the Amendment to which this exhibit is attached and Landlord reserves the right to insist hereafter upon strict compliance with the terms of the Commission Agreement.  The terms of the Commission Agreement shall remain in full force and effect.

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COMMISSION AGREEMENT BETWEEN

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

AND

FOBARE COMMERCIAL

THIS CONTRACT OF AGREEMENT, entered into by and between Walstib, L.P., a Delaware limited partnership hereinafter referred to as “Owner,” and Fobare Commercial hereinafter referred to as “Agent.”

W I T N E S S E T H:

Agent has assisted or is assisting Owner in negotiating and consummating a Lease Agreement between Owner and PharmaFab, Inc., hereinafter referred to as “Prospect,” covering an approximate 44,000 square foot facility located at (in) 360 Riverside Business Park (Building B) (the “Project”) for a term of 84 months beginning June 1, 1999 with rentals being due to Owner as therein provided, to which lease reference is hereby made, and the same is hereby incorporated herein for all purposes; and

Agent and Owner hereby and herein desire to agree upon a commission to which Agent shall be entitled for such services based on rentals actually received by Owner, as hereinafter provided.

It is mutually agreed as follows:

1. REGISTRATION

a.Registration of the Prospect requires either (a) this Registration Letter from Agent naming the Prospect and a face-to-face meeting with a decision maker representing the Prospect or (b) a duly executed and authorized letter from the Prospect designating Agent as its exclusive Agent.

b.This Registration and Agreement is effective for sixty (60) days after the date hereof and may be extended for another sixty (60) days if the Agent shows evidence satisfactory to Owner that Agent is actively pursuing the execution of a Lease Agreement between Owner and the Prospect.

c.If at any time following the registration of the Prospect pursuant to (a) or (b) above, Agent loses control of the Prospect as evidenced by a letter from the Prospect designating some other Agent as the Prospect’s Agent, then upon notification of such event to Agent by Owner, this Registration Letter and Commission Agreement shall become null and void.

d.Agent has satisfied the aforesaid initial registration requirements of Owner and accordingly Owner agrees to recognize PharmaFab, Inc. as Agent’s Prospect and agrees to pay a commission to Agent if a lease of space of the Project is consummated between the Prospect and Owner during the term of this Agreement.

2. CASH COMMISSION

a.Primary Term.  (1) If Agent requests a front-end cash-out of commission obligation hereunder, and if Prospect in Owner’s opinion has sufficient credit to meet all of Prospect’s obligations under the lease, Owner shall, as set forth in d. below, pay Agent as the Commission hereunder four and one-half percent (4-1/2%) of the total Rentals as hereafter payable for the entire initial term of the lease up to ten (10) years.  Financial statements and other information necessary to determine credit risk are to be provided by Agent.

b.Renewal.  If Agent requests a front-end cash-out of the commission obligation hereunder with respect to a renewal option contained in the lease which has been duly exercised, and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease during the renewal term, Owner shall pay Agent the then prevailing market commission for a renewal, based upon the total Rentals payable for the renewal term, up to ten (10) years, providing that Agent is instrumental in assisting Owner in obtaining such renewal.

c.Expansion.  If Agent requests a front-end cash-out of the commission obligation hereunder with respect to an Option to Expand contained in the Lease Agreement which has been duly exercised prior to the termination of the Lease Agreement and if Prospect in Owner’s opinion then has sufficient credit to meet all of Prospect’s obligations under the lease as so expanded, Owner may pay Agent a commission of four and one-half percent (4-1/2%) of the total Rentals payable for the expansion space providing that Agent is instrumental in assisting Owner in obtaining such expansion.

d.Time of Payment.  (1) Initial Term.  One-half (1/2) upon execution of the lease by Owner and Prospect, delivery thereof to both parties and receipt by Owner of first full month’s rent and any security deposit; and the balance upon occupancy by Prospect, delivery to Owner of satisfactory commencement letter executed by Prospect.  In addition, no payment shall be payable until contingencies relating to the actual consummation or cancellation of the agreement by Prospect (including but not limited to contingencies regarding zoning, restrictive covenants, permitting, plan approvals and finish cost limits) are satisfactorily eliminated by the parties to the Lease Agreement.  In addition for Build-to-Suit facilities no commission will be payable until Owner has received interim financing for the project.

(2)Renewal Term.  If a renewal commission is due pursuant to Paragraph 2.b. above, the commission shall be payable upon written exercise of the renewal option and payment of the rental for the first full month of the renewal term.

e.Cancellation.  Notwithstanding the above provisions, where Prospect individually or Prospect and Owner, jointly, have the right to cancel the lease, a commission shall only be paid to Agent for the period up to the date on which the lease may be canceled.  If the lease is not then canceled, Owner shall pay the balance of the commission due for the remainder of the period covered under the lease at the time the Prospect’s right to cancel expires, provided Prospect remains in occupancy of the space and is not in default under the Lease.

f.New Lease.  In the event Agent furnishes Owner written authorization to represent Prospect and negotiates and consummates a new Lease Agreement between Owner and Prospect covering an expansion or relocation facility, Owner shall pay Agent a commission based on the above provisions for the expansion or relocation premises, but Agent’s commission under the original Lease Agreement shall be terminated as of the commencement date of the new Lease Agreement and any unearned commission paid to the Agent with respect to the original Lease Agreement shall be netted out of commission payable for the new Lease Agreement.

3. GENERAL

a.Sale of Premises.  In the event of sale of the premises and assignment of the Lease Agreement by Owner, Owner agrees to provide a copy of this Commission Agreement to the Purchaser and to use its reasonable efforts to obtain from the purchaser or assignee an agreement whereby such purchaser or assignee assumes the obligation to pay to Agent under the terms and provisions hereof, and Owner shall be released from all liability for all future payments of commissions as may thereafter become due under this agreement.

b.Definitions.  “Rentals” shall mean the base monthly cash rent, and shall not include any amounts payable by Prospect to Owner for reimbursement of costs and expenses passed through to Prospect, such as real estate taxes, insurance premiums, utilities, janitorial and common area maintenance, or any operating expense escalations or amortization of tenant finish costs above Owner’s building standard allowance.

In addition rentals shall be reduced by the cost of any lease takeover obligations to Owner, free rent or other considerations by Owner to the benefit of Prospect, whether agreed to in the Lease Agreement or other written instrument.  Rentals for the purposes of this Commission Agreement, does not include that portion of Prospect’s payments that relate to costs to Owner that are separately amortized because the cost of such improvements are above Owner’s building standard allowance, relate to extraordinary items or otherwise would not be considered within the ordinary course of rental payments in an industrial facility.

c.Binding Effect.  Except as otherwise herein provided, all rights and obligations hereunder shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and personal representatives of the Owner and Agent.

d.Entire Agreement.  Except as expressly herein provided, Owner shall have no obligation to pay, and Agent shall have no right to receive, any commission or other payment with respect to the Lease or any transactions between Owner and Prospect, unless such right or obligation is set forth in writing and signed by Owner and Prospect after the date hereof.

e.Acceptance.  This agreement is intended to be an offer, and if not accepted and returned to Owner in writing within three business days from the date hereon, it is hereby withdrawn.  If not received by said date, this offer is null and void.  This Agreement is not valid unless fully signed by both Owner and Agent.

f.Owner’s Interest.  Broker shall look solely to Owner’s interest in the Project for the recovery of any judgement against Owner for failure to perform under this Agreement, and Owner (and Its partners, shareholders and agents) shall not be personally liable for any such judgement therefore.

EXECUTED BY OWNER this _________ day of ___________, 1999.

WALSTIB, L.P., A DELAWARE LIMITED PARTNERSHIP

By:	WALSTIB Venture, L.L.C., a Delaware limited liability company
Its sole general partner

By:	TCDFW Development, Ltd., a Texas limited partnership
Its Administrative Member

By:	Trammell Crow DFW Development, Inc., a Delaware corporation
Its sole general partner

By:

Its:	Executive Vice President

Telephone:	(214) 979-6180

Facsimile:	(214) 979-6355

Executed At:	2200 Ross Avenue, Suite 3700

On:

EXECUTED BY AGENT this _________ day of _________, 1999.

FOBARE COMMERCIAL

By:
Title: